AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Pledge Agreement"), dated as of September 28, 2001, made by MEMC Electronic Materials, Inc., a Delaware corporation ("MEMC" or the "Pledgor") to E.ON AG, a company organized under the laws of the Republic of Germany (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, MEMC, MEMC Pasadena, Inc. (together with MEMC, the "Borrowers"), the lenders (the "Lenders") from time to time party thereto and E.ON AG, as agent (the "Agent" and together with the Lenders, the "Secured Creditors"), have entered into a Second Amended and Restated Revolving Credit Agreement, dated as of September 4, 2001, providing for the making of Advances to the Borrowers, as contemplated therein (the "Existing Credit Agreement");

WHEREAS, in connection with the Existing Credit Agreement, MEMC and E.ON AG, as agent, under the Existing Credit Agreement entered into a Pledge Agreement, dated as of September 4, 2001, by and between MEMC and the Agent (the "Existing Pledge Agreement") pursuant to which MEMC agreed to pledge all of the issued and outstanding shares of capital stock of the Company (as defined below);

WHEREAS, the Existing Credit Agreement has been amended pursuant to the Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement, dated as of September 28, 2001 (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time from and after the date hereof, the "Credit Agreement");

WHEREAS, it was the understanding of the parties to the Existing Pledge Agreement that prior to September 30, 2001, the Pledge Agreement would be amended so as to release the pledge of 35% of the issued and outstanding shares of capital stock of the Company;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Pledge Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Pledgor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement;

(ii) any and all sums advanced by the Pledgee in accordance with the terms hereof in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees, applicable registration tax and stamp duty, and court costs; and

(iv) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Pledge Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Pledge Agreement or extended from time to time after the date of this Pledge Agreement.

2. DEFINITION OF STOCK, COLLATERAL, ETC. As used herein, the term "Stock" shall mean all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, of MEMC Electronic Materials, S.p.A., a company organized and existing under the laws of Italy, with a registered office at Viale Gherzi, 31, 28100 Novara, Italy (the "Company"). All Stock at any time pledged hereunder is hereinafter called the "Pledged Stock", which Stock and the percentage pledged hereunder is listed in Annex A hereto. All Pledged Stock, together with the proceeds thereof, including any securities and moneys received at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

3. PLEDGE OF SECURITIES, ETC. (a)  To secure the Obligations of the Pledgor and for the purposes set forth in Section 1 hereof, the Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor, (ii) pledges and deposits as security with the Pledgee, the Pledged Stock owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, which bear an endorsement in favor of the Pledgee substantially in the form and substance of Annex B (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Stock), or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Pledged Stock (and in and to the certificates or instruments evidencing such Pledged Stock), to be held by the Pledgee upon the terms and conditions set forth in this Pledge Agreement.

(b) Promptly following the endorsement of the certificates representing the Pledged Stock described in paragraph (a) above, the Pledgor shall (i) cause the pledge granted hereby to be registered in the Shareholders' Book of the Company, substantially in the form and substance of Annex C hereto, and (ii) deliver to the Pledgee a copy of the page evidencing such registration.

4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right, upon written notice to the Borrower (provided that no such notice shall be required to the extent that same may not be permitted to be given under applicable law), to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Stock, which must be held in the name of the Pledgor, endorsed in favor of the Pledgee or any nominee or nominees of the Pledgee or a subagent appointed by the Pledgee.

5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Pledge Agreement or the Credit Agreement, or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral (including, without limitation, the issuance of additional Stock or the grant of options to purchase the Stock). All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock shall be paid to the Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend, distribution or otherwise in respect of the Collateral;

(ii) all other or additional stock or other securities paid or distributed in respect of the Collateral by way of merger, consolidation, conveyance of assets, liquidation, exchange of stock, stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

(b) The Pledgee shall take all reasonable actions required by applicable mandatory provisions of Italian law in order to enable the Pledgor to exercise all the rights to which the Pledgor is entitled under Sections 5 and 6 hereof.

7.  REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Pledge Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

(b) except as otherwise required by mandatory provisions of applicable law, at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

8.  REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Pledge Agreement or in any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Pledge Agreement may be enforced only by the action of the Agent or the Pledgee, in each case acting upon the instructions of the Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Pledge Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Pledgee, as the case may be, for the benefit of the Secured Creditors upon the terms of this Pledge Agreement.

9.  APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Pledgee of the type described in clauses (ii), (iii) and (iv) of the definition of "Obligations";

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(c) hereof, with each Secured Creditor receiving an amount equal to such outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 18 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b) If any payment to any Secured Creditor of its pro rata share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

(c) All payments required to be made hereunder shall be made to the Agent under the Credit Agreement for the account of the Secured Creditors.

(d) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall determine the outstanding Obligations owed to the Secured Creditors.

(e) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

10.  PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.  INDEMNITY. The Pledgor agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Pledge Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Pledge Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.  PLEDGEE NOT BOUND. (a)  The Pledgee shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the collateral assignment hereby effected.

(b) The acceptance by the Pledgee of this Pledge Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.  FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a)  The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Pledge Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement.

14.  THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Pledge Agreement all items of the Collateral at any time received under this Pledge Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Pledge Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in the other Loan Documents.

15.  TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein, except for the rights of the Pledgee and each other Secured Creditor as set forth herein.

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents, warrants and covenants that (i) the Stock held by the Pledgor consists of the number and type of shares of the stock of the Company as described in Annex A hereto, (ii) such Stock constitutes all of the issued and outstanding capital stock of the Company as is set forth in Annex A hereto, (iii) no other person or entity holds any Stock or options to purchase the Stock; (iv) it is the legal, record and beneficial owner of all Stock, subject to no Lien (except the Lien created by this Pledge Agreement); (v) it has full power, authority and legal right to pledge all the Pledged Stock pledged by it pursuant to this Pledge Agreement; (vi) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (vii) except as have been obtained by the Pledgor as of the date hereof, no consent of any other party (including, without limitation, any stockholder, partner or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement, the validity or enforceability of this Pledge Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (viii) the execution, delivery and performance of this Pledge Agreement by the Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Pledge Agreement; (ix) all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (x) upon the pledge, assignment and delivery to the Pledgee of the endorsed Pledged Stock pursuant to this Pledge Agreement and the registration in the Shareholders' Book of the Company, the Pledgee in favor of the Secured Creditors will have a valid and perfected first priority Lien in the Pledged Stock, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the Pledged Stock; (xi) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and the Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xii) the Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; and (xiii) the Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, the Pledgor's receipt thereof. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

17.  PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Pledge Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

18. TERMINATION; RELEASE. (a)  After payment in full of the Obligations and termination of the Credit Agreement, this Pledge Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder.

(b) In the event that any part of the Collateral is released at the direction of the Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with Section 9, to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Pledge Agreement.

(c) At any time that the Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b).

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

19.  NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made as provided in Section 9.02 of the Credit Agreement.

20. JURISDICTION, ETC. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to the Loan Documents in the courts of any jurisdiction.

21.  WAIVER; AMENDMENT. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee (with the written consent of the Secured Creditors).

22.  MISCELLANEOUS. This Pledge Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that the Pledgor may not assign any of its rights or obligations under this Pledge Agreement without the prior consent of the Pledgee. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Pledge Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Pledge Agreement which shall remain binding on all parties hereto.

23.  RECOURSE. This Pledge Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

24.  CONTROLLED FOREIGN CORPORATION. Notwithstanding any provision of this Pledge Agreement to the contrary, (i) no more than 65% of the capital stock in or of the Company, to the extent the Company is a "controlled foreign corporation" within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended, shall be pledged or similarly hypothecated to guaranty or support any of the Obligations, (ii) the Company shall not guaranty or support any of the Obligations, and (iii) no security or similar interest shall be granted in the assets of the Company, which security or similar interest guarantees or supports any of the Obligations. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 24 shall be void ab initio.

* * * *

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Pledge Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

MEMC ELECTRONIC MATERIALS, INC., as Pledgor By /s/ James M. Stolze Name: James M. Stolze Title: Executive Vice President and Chief Financial Officer
By /s/ Kenneth L. Young Name: Kenneth L. Young Title: Treasurer
Accepted and Agreed to: E.ON AG, as Pledgee By /s/ Dr. Erhard Schipporeit Name: Dr. Erhard Schipporeit Title: Chief Financial Officer
By /s/ Dr. Michael Bangert Name: Dr. Michael Bangert Title: Vice President

ANNEX A to
PLEDGE AGREEMENT

LIST OF STOCK
Issuer	Number of Shares Owned by Pledgor	Type of Shares	% of Outstanding Shares Owned by Pledgor	% of Outstanding Shares Constituting Pledged Stock
MEMC Electronic Materials S.p.A.	65,000,000	Common	100%	65%

ANNEX B to
PLEDGE AGREEMENT

TEXT OF THE ENDORSEMENT OF THE SHARE CERTIFICATES

Il presente certificato viene girato in garanzia a favore della E. ON AG, società tedesca con sede a E.ON-Platz 1, D-40479 Dusseldorf, Germania, per conto dei Creditori Garantiti, senza diritto al voto e senza diritto agli utili, tranne che in caso di inadempimento delle obbligazioni garantite.

______________________
autentica notarile e Apostille

* * *

This certificate is pledged to E. ON AG, a company organized and existing under the laws of Germany, with offices at E.ON-Platz 1, D-40479 Dusseldorf, Germany, on behalf of the Secured Creditors, with no right to vote and no right to dividend, except in case of non-fulfillment of the secured obligations.

_______________________
Notary certification and Apostille

ANNEX C to
PLEDGE AGREEMENT

TEXT OF THE REGISTRATION OF THE PLEDGE IN THE SHAREHOLDERS' BOOK

Si prende e si dà atto che:

  E.ON AG ha rinunciato al pegno precedentemente costituito in suo favore da MEMC Electronic Materials, Inc. su n. 22.750.000 azioni, mantenendo il pegno a suo favore sulle restanti No. 42.250.000 azioni della Società;

  su congiunta richiesta di E.ON AG e MEMC Electronic Materials, Inc. si è proceduto all'annullamento dei certificati azionari n. 60 e n. 61 rappresentanti rispettivamente n. 64.999.200 azioni e n. 800 azioni e alla loro sostituzione con due nuovi certificati n. 62 e n. 63 rappresentanti rispettivamente n. 42.250.000 e n. 22.750.000 azioni della Società;

  MEMC Electronic Materials, Inc. ha girato in garanzia, senza diritto di voto e senza diritto ai dividendi (tranne che in caso di inadempimento delle obbligazioni garantite) a favore della E.ON AG, il certificato azionario n. 62 rappresentante n. 42.250.000 azioni della Società, in tal modo confermando il pegno precedentemente istituito su tali azioni;

Data: ________________________
Un amministratore

* * *

It is acknowledged that:

  E.ON AG has released the pledge created in its favour by MEMC Electronic Materials, Inc. on No. 22.750.000 shares, maintaining its pledge on the remaining No. 42.250.000 shares of the Company;

  upon joint request of E.ON AG and MEMC Electronic Materials, Inc., the share certificates n. 60 and n. 61 representing respectively No. 64,999,200 shares and No. 800 shares of the Company have been rendered null and void and have been replaced with the two new certificates n. 62 and 63, respectively representing No. 42,250,000 shares and No. 22,750,000 shares of the Company;

  MEMC Electronic Materials, Inc. has pledged, with no right to vote and no right to dividend (except in case of non-fulfilment of the secured obligations) in favor of E.ON AG the No. 42,250,000 shares embodied in the said share certificate n. 62, thus confirming the pledge previously created on such shares.

Data: ________________________
A Director